SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material under § 240.14a-11(c) or § 240.14a-12
IPASS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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PRELIMINARY COPY
3800 Bridge Parkway, Redwood Shores, California 94065
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 13, 2018
TO THE STOCKHOLDERS:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of iPass Inc., a Delaware corporation. The meeting will be held on Wednesday, June 13, 2018, at 9:00 a.m. local time at iPass’ offices located at 3800 Bridge Parkway, Redwood Shores, CA 94065, for the following purposes:

1.	To elect the four nominees for director named herein to hold office until the 2019 annual meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as iPass' independent registered public accounting firm of iPass for fiscal year ending December 31, 2018.

3.	To consider an advisory vote on compensation of our “named executive officers,” as described in this proxy statement.

4.
To authorize the Board of Directors, at its discretion, to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-5 to 1-for-10, such ratio to be determined by the Board of Directors, which reverse stock split will also reduce the authorized number of shares of iPass' common stock in the same ratio.

5.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.
We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. We urge you to read the proxy statement carefully and to vote for the proposals by telephone or Internet or, if you have elected to receive paper copies of our proxy materials, by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. Instructions are provided on the proxy card. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Wednesday, June 13, 2018, at 9:00 a.m. local time at 3800 Bridge Parkway, Redwood Shores, CA 94065.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors
/s/ Gary A. Griffiths
Gary A. Griffiths
President and Chief Executive Officer
Redwood Shores, California
April __, 2018

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card mailed to you or vote over the telephone or the Internet as instructed in these materials, as promptly as possible to ensure your representation at the meeting.  Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy card issued in your name from that record holder.

PRELIMINARY COPY

3800 Bridge Parkway, Redwood Shores, California 94065
PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
June 13, 2018
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of iPass Inc. (“iPass”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 13, 2018, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about May 4, 2018, to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 14, 2018.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, June 13, 2018, at 9:00 a.m. local time at 3800 Bridge Parkway, Redwood Shores, CA 94065. Information on how to vote in person at the Annual Meeting is discussed below, and directions to the Annual Meeting are on the last page of this proxy statement.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 24, 2018, will be entitled to vote at the Annual Meeting. On this record date, there were _________ shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 24, 2018, your shares were registered directly in your name with iPass’ transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return a proxy card, if you have requested and received one, or vote by proxy over the telephone or on the Internet as instructed in the Notice or below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Similar Organization
If on April 24, 2018, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?

There are four matters scheduled for a vote:

•	Election of the four nominees for director named herein to hold office until the 2019 annual meeting of stockholders (Proposal 1);

•	To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as iPass' independent registered public accounting firm for fiscal year ending December 31, 2018 (Proposal 2);

•	An advisory vote on compensation of our “named executive officers,” as described in this proxy statement (Proposal 3); and

•
To authorize the Board of Directors, at its discretion, to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-5 to 1-for-10, such ratio to be determined by the Board of Directors, which reverse stock split will also reduce the authorized number of shares of iPass' common stock in the same ratio (Proposal 4).

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
It will depend on each proposal.

•	For Proposal 1: You may either vote “For” all the nominees to the Board of Directors, “Withhold” your vote for all nominees, or you may “Withhold” your vote for any nominee you specify.

•	For Proposal 2: You may vote “For” or “Against” or abstain from voting.

•	For Proposal 3: You may vote “For” or “Against” or abstain from voting.

•	For Proposal 4: You may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using a proxy card, if you have requested and received one, vote by proxy over the telephone, or vote by proxy on the Internet. All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly. If you return your signed proxy card to us before the Annual Meeting, your shares will be voted as you direct.

•
To vote over the telephone, dial toll-free 1-800-579-1639 using a touch-tone phone and follow the recorded instructions. You will be asked to provide information from the Notice. Your vote must be received by 8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time) on June 12, 2018, to be counted.

•
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide information from the Notice. Your vote must be received by 8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time) on June 12, 2018, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Similar Organization
If you are a beneficial owner of shares registered in the name of your broker, bank, or other similar organization, you should have received a Notice containing voting instructions from that organization rather than from iPass. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide telephone and Internet proxy voting to allow you to vote your shares by telephone or on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone or Internet access, such as telephone charges and usage charges from Internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2018.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the Internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 (Election of Directors), or Proposal 3 (Advisory Vote on Executive Compensation) without your instructions, but may vote your shares on Proposal 2 (Ratification selection of Independent Auditors) and/or Proposal 4 (Approval of Reverse Stock Split).
What if I return the proxy card but do not make specific choices?
Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record and you do not specify your vote on each proposal individually when voting on the Internet or over the telephone, or if you sign and return a proxy card without giving specific voting instructions, then your shares will be voted: “FOR ALL” four of the Board’s nominees named herein to the iPass Board of Directors (Proposal 1); “FOR” the ratification of selection by the Audit Committee of the Board Directors of BDO USA, LLP as independent registered public accounting firm for fiscal year ending December 31, 2018 (Proposal 2); “FOR” the advisory approval of the compensation of the iPass named executive officers, as disclosed in this proxy statement (Proposal 3); and "FOR" the proposal to authorize the Board of Directors, at its discretion, to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-5 to 1-for-10, such ratio to be determined by the Board of Directors, which reverse stock split will also reduce the authorized number of shares of iPass' common stock in the same ratio (Proposal 4). If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Similar Organization
If you are a beneficial owner of shares registered in the name of your broker, bank or other similar organization, and you do not provide the broker, bank or other similar organization that holds your shares with voting instructions, your broker, bank or other similar organization may not vote your shares on Proposals 1 and 3 at the Annual Meeting. See “What are ‘broker non-votes’?” below. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all four proposals.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.
We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each Notice to ensure that all of your shares are voted. Only your latest dated proxy for each account will be voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of four ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065.

•	If you are a stockholder of record, you may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Similar Organization
If your shares are held by your broker, bank or other similar organization, you should follow the instructions provided by your broker, bank or other similar organization.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, or NYSE, only Proposal 2 (Ratification of Independent Auditors) and Proposal 4 (Approval of Reverse Stock Split) are considered “routine” matters. Accordingly, if you do not submit any voting instructions to your broker, bank or other similar organization, your shares will not be counted in determining the outcome of Proposal 1and Proposal 3 at the Annual Meeting, but your shares will be counted for purposes of determining whether a quorum exists, and your broker may vote your shares with respect to Proposal 2 and Proposal 4. We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:

•	“For” and “Withhold” votes with respect to Proposal 1; and

•	“For” and “Against” votes and abstentions and, if applicable, broker non-votes, with respect to Proposal 2, Proposal 3 and Proposal 4.
Abstentions will be counted towards the vote total for each of Proposal 2, Proposal 3 and Proposal 4, and will have the same effect as “Against” votes for each of Proposal 2, Proposal 3 and 4. Broker non-votes have no effect and will not be counted towards the vote total for Proposal 1, Proposal 2 (if any) and Proposal 3; broker non-votes, if any, will have the same effect as "Against" votes for Proposal 4.
If your shares are held by your broker as your broker, bank or other similar organization (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other similar organization to vote your shares.
How many votes are needed to approve each proposal?
In May 2008, our stockholders amended our Bylaws and adopted a majority vote standard for non-contested director elections. Therefore, for Proposal 1, the election of the four nominees for director, each nominee must receive more “For” votes than “Withhold” votes among votes properly cast in person or represented by proxy to be elected. Abstentions and broker non-votes will have no effect. The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of Directors	A director will be elected only if the director receives more “For” votes than “Withheld” votes	See column to the left	None

2	Ratification of the selection of BDO USA, LLP as the iPass independent registered public accounting firm for fiscal year ending December 31, 2018	“For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy	Against	None

3	Advisory approval of the compensation of the iPass named executive officers	“For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy	Against	None

4
To authorize the Board of Directors, at its discretion, to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-5 to 1-for-10, such ratio to be determined by the Board of Directors, which reverse stock split will also reduce the authorized number of shares of iPass' common stock in the same ratio
		“For” votes from the holders of a majority of shares outstanding	Against	Against
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were __________ shares registered, outstanding and entitled to vote. Thus _________ shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed within four business days after the Annual Meeting (or, if the final voting results are not available by that time, we will announce the preliminary voting results in the Current Report on Form 8-K, and the final voting results by an amendment to the Current Report on Form 8-K when the final voting results are available).
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2019, to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065; however, if our 2019 annual meeting of stockholders is held before May 14, 2019, or after July 13, 2019, your proposal must be received a reasonable time before we print and mail our proxy materials. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our bylaws, you must provide specified information to us between February 13, 2019, and March 15, 2019; however, if our 2019 annual meeting of stockholders is held before May 14, 2019, or after July 13, 2019, your proposal must be received between 90 and 120 days before the meeting, or not more than 10 days after we first announce the date of the meeting. If you wish to submit a stockholder proposal or nomination, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.
What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1
ELECTION OF DIRECTORS
This Proposal 1 is to elect the four nominees for director named herein. All directors elected are elected for one year terms. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy shall be elected to serve until the next annual meeting and until his successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal. This includes vacancies created by an increase in the number of directors.
There are currently six directors whose terms of office expire at the Annual Meeting. However, Michael M. Chang and Damien J. Park, have declined to stand for reelection at the Annual Meeting. As a result, effective at the commencement of the Annual Meeting, the size of the Board of Directors will be reduced to four directors. In an effort to contain costs, the Board of Directors anticipates adding no more than one new director and has begun a search for this potential fifth director.
The four nominees for election for a one-year term are the following current directors: Gary A. Griffiths, David E. Panos, Michael J. Tedesco and Justin R. Spencer. Each of these four nominees has consented to being named in this proxy statement and to serve as a director of iPass if elected, and the iPass Board has no reason to believe that any such nominee will be unable to serve. Each of the four nominees was previously elected by our stockholders.
Our Bylaws provide for a majority vote standard for non-contested director elections. Therefore, a nominee must receive more “For” votes than “Withhold” votes among votes properly cast in person or represented by proxy to be elected. Abstentions and broker non-votes will have no effect. Cumulative voting is not permitted.
In the event that any nominee named below should become unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Corporate Governance and Nominating Committee of the iPass Board. If any such substitute nominee(s) are designated, we will file an amended Proxy Statement and proxy card that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the revised Proxy Statement and to serve if elected, and includes biographical and other information about such nominee(s) as required by the rules of the SEC.
Each of the four nominees, if elected, will serve until the 2019 annual meeting of stockholders and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors to attend the annual meeting, and for those purposes to permit attendance by telephone. All of our directors attended the 2017 annual meeting of stockholders.
Nominees for Director
The following is a brief biography of each of our nominees for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Corporate Governance and Nominating Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Name	Age[1]	Principal Occupation/ Position Held With iPass

Michael J. Tedesco	51	Managing Partner of Momentum Cyber Group, LLC / Chairman of the Board

Gary A. Griffiths	67	President and Chief Executive Officer of iPass and Director

David E. Panos	55	Executive Partner at Teakwood Capital / Director

Justin R. Spencer	46	Executive Vice President and Chief Financial Officer of Vocera / Director

1 As of April 24, 2018
Michael J. Tedesco, has served as a member of our Board of Directors since October 2014, and as our Chairman of the Board since June 2016.
Background. Mr. Tedesco is the Managing Partner of Momentum Cyber Group, LLC, an advisory firm that also provides corporate development and strategic advisory services to growth companies in the cybersecurity sector. Since October 2014, Mr. Tedesco has been the Managing Member of Wellspring Growth Partners LLC, a firm he founded that invests in and consults early stage growth companies. From January 2011 until July 2014, Mr. Tedesco served as Head of US M&A and Global Technology M&A at Jefferies, a leading growth-oriented independent investment bank. Prior to Jefferies, from September from 1994 through 2010, Mr. Tedesco served in roles including head of Global Technology M&A and Co-Head of Americas Technology Banking at

Citigroup and its predecessor Salomon Brothers. He is an investor in and advisor to a number of privately held software, consumer internet, eCommerce and enterprise technology businesses.
Qualifications. Mr. Tedesco’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his current activities as founder and Managing Partner of Momentym Cyber Group, LLC, an advisory firm. Mr. Tedesco has advised boards and CEOs on high profile, complex transactions for technology companies, both large and small. He earned a B.S. from Montana State University and a Masters of Business Administration degree from Harvard Business School, where he was a Baker Scholar and the John Loeb Finance Fellow.
Directorships. Mr. Tedesco does not currently serve on the board of directors of any public company other than iPass Inc.
Gary A. Griffiths, has served as a member of our Board of Directors since June 2009, and as our President and Chief Executive Officer since March 2015.
Background. Mr. Griffiths is co-founder of Trapit, Inc., a company focused on Internet information discovery, which was founded in 2009, and served as its Chief Executive Officer from February 2010 to February 2015, during which time Mr. Griffiths was responsible for overseeing all aspects of Trapit's business. Mr. Griffiths joined WebEx Communications, Inc., a telecommunications firm specializing in the provision of web-based conferencing solutions, in December 2005 as Vice President of Products, and became President, Products and Operations. Upon the acquisition in May 2007 by Cisco Systems, Inc. of WebEx, Mr. Griffiths became a Vice President at Cisco, where he remained until April 2008. From June 1999 to December 2005, Mr. Griffiths was Chairman, President and Chief Executive Officer at Everdream Corporation, a technology services company. Mr. Griffiths was also the Chief Executive Officer at SegaSoft, Inc. from January 1996 until its acquisition by Sega, Inc. in March of 1999.
Qualifications. Mr. Griffiths has held leadership positions at several large and prominent telecommunications companies, and was a vice president in charge of both products and operations at these companies. The Board of Directors believes that his senior management experience across both the technical and operational sides of these businesses allows Mr. Griffiths to provide valuable advice and guidance to iPass’ management team and Board of Directors in terms of both product sales and marketing and corporate operations. In addition, Mr. Griffiths has extensive experience with overseeing financial and accounting matters and strategic initiatives at small technology companies. He earned a B.S. from the United States Naval Academy and a MS in Business Administration from the George Washington University.
Directorships. Mr. Griffiths previously served on the board of directors of Silicon Graphics International Corp., a publicly traded server, storage systems and data center infrastructure company.
David E. Panos, has served as a member of our Board of Directors since April 2015.
Background. Since October 2017, Mr. Panos has served as Executive Partner for Teakwood Capital, a Private Equity company focused on B2B technology company buyouts, and as Executive Chairman for Clockwork Solutions, a Teakwood portfolio company. From August 2014 until July 2017, Mr. Panos served as a consultant to and Chairman of the Board of Directors of Rightside Group, a publicly traded domain name services company. From January 2014 until August 2014, Mr. Panos served as a consultant to Demand Media, and between 2008 and December 2013, Mr. Panos served in several senior roles with Demand Media, including Executive Vice President, Emerging Markets, Chief Strategy Officer and Chief Marketing Officer. An entrepreneur with 25 years of internet, software and SaaS company experience, Mr. Panos co-founded and served as Chief Executive Officer of Pluck Corporation, a social media platform provider, from 2003 until its acquisition in 2008 by Demand Media. Before starting Pluck Corporation, Mr. Panos was a Venture Partner at Austin Ventures from 2001 to 2003.
Qualifications. Mr. Panos’ qualifications to serve on our Board of Directors include, among other skills and qualifications, his having spent most of the past 25 years in executive and board-level leadership roles in high growth internet, software and Software-as-a-Service corporations. The Board of Directors believes that his business experience as a successful private company Chief Executive Officer and as a named executive officer of a public company and board chairman of another public company enables him to provide significant strategic and corporate governance leadership to our management team and Board of Directors. Mr. Panos earned a B.A. from Furman University and his MBA from Harvard Business School.
Directorships. Mr. Panos previously served as Chairman and Board Director for Rightside Group, a publicly traded domain name services company.
Justin R. Spencer, has served as member of our Board of Directors since June 2016.
Background. Mr. Spencer has been Executive Vice President and Chief Financial Officer of Vocera Communications, Inc. since August 2014 and has a proven track record of excelling in technology companies with both hardware and software products, and building trusted partnerships with board of directors, sell-side analysts, and investors. Prior to joining Vocera, from September 2008 to November 2013, he served as Chief Financial Officer and Executive Vice President of Finance and

Administration for five years at Symmetricom Inc., where he led finance, investor relations, legal and information technology activities with teams located in the United States, Europe and Asia Pacific. From November 2002 to June 2008, Mr. Spencer worked at Covad Communications Group Inc. overseeing finance, accounting, human resources and corporate development. While at Covad, he served as Executive Vice President and Chief Financial Officer as well as Vice President of Finance, Corporate Development and Investor Relations. He also served as the senior product manager. Before his tenure at Covad, Mr. Spencer worked in strategy and product management roles with Hewlett Packard from September 2000 to November 2002.
Qualifications. Mr. Spencer’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his current activities as Executive Vice President and Chief Financial Officer of Vocera and formerly Chief Financial Officer at Symmetricom Inc., and Covad Communications Group, Inc. The Board believes Mr. Spencer's deep background in finance, accounting, audit, and capital raising enables him to provide valuable guidance to iPass management and the Board of Directors. Mr. Spencer earned a bachelor's degree in accounting from The University of Utah and a master's degree from The Wharton School of Business.
Directorships. Mr. Spencer does not currently serve on the board of directors of any public company other than iPass Inc.
There are no family relationships among any of our executive officers and directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

Independence of the Board of Directors
As required under the Nasdaq Listing Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with our legal counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the Nasdaq Listing Rules, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and iPass, our senior management and our independent registered public accounting firm, the Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Listing Rules, except for Mr. Griffiths, who is our President and Chief Executive Officer.
Diversity of the Board of Directors
In considering diversity, the Board of Directors and Corporate Governance and Nominating Committee views “diversity” as diversity of experience and expertise. The Board of Directors and Corporate Governance and Nominating Committee believe that having a Board of Directors diverse in experience and expertise enables the Board of Directors, as a group, to guide the company and management and to fulfill its role of oversight and stewardship. However, neither the Board of Directors nor the Corporate Governance and Nominating Committee has developed a policy with respect to diversity in identifying nominees for director, other than the consideration of diversity when assessing nominees as set forth in our corporate governance guidelines.
The Board of Directors’ Leadership Structure
The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of stockholders at this time. This structure has been particularly useful given the strategic initiatives undertaken by iPass to turnaround our business. The structure ensures a greater role for the independent directors in the oversight of iPass and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors. The Board of Directors believes this leadership structure also is preferred by a significant number of our stockholders.
The Board of Directors’ Role in Risk Management
The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of iPass’ risks. The Board of Directors regularly reviews information regarding the risks associated with our strategy, business, operations, regulatory and financial position. The Compensation Committee of the Board of Directors is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Corporate Governance and Nominating Committee manage risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.
Information Regarding the Board of Directors and its Committees
Our Board of Directors has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.
.

The following table provides membership information for 2017 for each of the committees:

Name	Audit	Compensation	Corporate Governance and Nominating
Michael J. Tedesco	X
Michael M. Chang		X (1)	X
David E. Panos	X		X (1)
Damien J. Park		X	X
Justin R. Spencer	X (1)	X

(1)	Committee Chairperson
Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to iPass.
Audit Committee
The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews, and approves the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by iPass regarding internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets with management and the independent registered public accounting firm to review our annual audited financial statements, quarterly financial statements, quarterly earnings releases and disclosures in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The Audit Committee met five times during 2017 and acted via unanimous written consent one time. Our Audit Committee Charter is available on our website at investor.ipass.com under "Corporate Governance."
The Board of Directors has reviewed the Nasdaq Listing Rules definition of “independence” for Audit Committee members and has determined that all members of our Audit Committee, both in 2017 and currently, are independent (as independence is currently defined in Rule 5605(c)(2) of the Nasdaq Listing Rules). The Board of Directors has determined that Mr. Spencer qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (SEC) rules. The Board of Directors made a qualitative assessment of Mr. Spencer’s level of knowledge and experience based on a number of factors, including his formal education and experience as Chief Financial Officer of three different publicly traded companies.
Compensation Committee
The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for iPass. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other officers; and administers our stock option and purchase plans, and other similar plans and programs. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq Listing Rules). The Compensation Committee met five times during 2017, and acted via unanimous written consent one time. Our Compensation Committee Charter is available on our website at investor.ipass.com under "Corporate Governance."
The processes used by the Compensation Committee for the consideration and determination of executive officer compensation consist of the following:

•	meeting regularly to review and evaluate compensation matters;

•	evaluating the Chief Executive Officer’s recommendation regarding the amount and form of compensation for other executive officers;

•	analyzing third party survey data in connection with establishing the amount and form of the Chief Executive Officer’s compensation; and

•	analyzing third party survey data in connection with evaluation of compensation matters.
The Compensation Committee may, under its charter, form and delegate all or some of its authority to one or more subcommittees of the Compensation Committee. No subcommittees are currently formed. The Compensation Committee has full access to all of our books, records, facilities and personnel as deemed necessary or appropriate by any member of the Compensation Committee to discharge his or her responsibilities under its charter. The Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal or external legal, accounting or other advisors and consultants. In addition, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of chief executive officer or senior executive compensation. The Compensation Committee has the authority to incur other reasonable expenditures for external resources that the Compensation Committee deems necessary or appropriate in the performance of its duties.
The Committee engaged Board Advisory LLC in February 2015 to conduct an independent senior management compensation assessment. The Committee continues to leverage the compensation assessment, with plans to engage a firm for a refreshed assessment every three years. The Compensation Committee reviews on at least an annual basis the six factors required by Nasdaq to be reviewed by the Compensation Committee regarding the compensation consultant prior to receiving advice from the compensation consultant.
The specific determinations of the Compensation Committee with respect to executive compensation, for fiscal 2017, as well as additional information regarding the role of our compensation consultant, are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of iPass, reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors and assessing the performance of the Board of Directors. All members of the Corporate Governance and Nominating Committee are independent (as independence is currently defined in Rule 5605(a) (2) of the Nasdaq Listing Rules). The Corporate Governance and Nominating Committee met four times during 2017 and acted via unanimous written consent one time. Our Corporate Governance and Nominating Committee Charter is available on our website at investor.ipass.com under "Corporate Governance."
The Corporate Governance and Nominating Committee has established specific, minimum attributes that would be desirable for a candidate to have to serve on our Board of Directors. The Corporate Governance and Nominating Committee will consider all of the relevant qualifications of candidates for the Board of Directors, including the following minimum qualifications: possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of iPass, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. The Corporate Governance and Nominating Committee will also consider the current needs of the Board of Directors and iPass, including whether the candidates for the Board of Directors will be independent for Nasdaq purposes. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee will also review such directors’ overall service to iPass during their term, and any relationships and transactions that might impair such directors’ independence. The Corporate Governance and Nominating Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. To date, the Corporate Governance and Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.
The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee at the following address: 3800 Bridge Parkway, Redwood Shores, CA 94065. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Meetings of the Board of Directors
The Board of Directors met ten times during 2017. Consistent with the requirements of The Nasdaq Stock Market, the independent directors meet without the Chief Executive Officer present at least twice per year. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.
Stockholder Communications with the Board of Directors
Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of our directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of iPass at 3800 Bridge Parkway, Redwood Shores, California 94065. All communications should include the number of shares of iPass common stock held and will be forwarded by the Secretary of iPass to the Board of Directors or the individual directors, as designated. All communications directed to the Audit Committee in accordance with our policy regarding accounting matters complaint procedures that relate to questionable accounting or auditing matters involving iPass will be promptly and directly forwarded to the Audit Committee.
Code of Conduct and Ethics
We have adopted a code of conduct and ethics that applies to all members of our Board of Directors and employees, including the principal executive officer and principal financial/accounting officer. This code of conduct and ethics is posted on our website at www.ipass.com, and our code of conduct and ethics may be found as follows:

1.	From our main web page, click ""Menu" then on “Investors.”

2.	Look to the right side of the page on the Investor’s site.

3.	Then, click on “Corporate Governance.”

4.	Finally, under “Governance Documents”, click on “Code of Conduct.”
We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waivers from, a provision of this code of conduct and ethics by posting such information on our website, at the address and location noted above.
Prohibition of Hedging Transactions
We have adopted a stock trading policy that prohibits our directors, officers and employees from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017, with management of iPass. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in iPass’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

AUDIT COMMITTEE:

Justin R. Spencer, Chairman
David E. Panos
Michael J. Tedesco

¹
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of iPass under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors has selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP was appointed by our Audit Committee in March 2018 to be our independent registered public accounting firm. Until its dismissal in March 2018, Grant Thornton LLP audited our financial statements. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Representatives from Grant Thornton LLP are not expected to be present at the Annual Meeting.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of iPass and our stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO USA, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to iPass by Grant Thornton LLP for fiscal years ended December 31, 2017 and 2016:

Fee Category	2017 Fees	2016 Fees

Audit Fees	$1,246,088	$918,629
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,246,088	$918,629
Audit Fees. Consists of fees for professional services rendered for the audit of iPass’ consolidated financial statements and internal controls over financial reporting, review of the interim consolidated financial statements included in quarterly reports, review of the tax provision in iPass’ financial statements, comfort letters and consents and services that are normally provided by Grant Thornton LLP in connection with statutory audits and regulatory filings or engagements as well as certain out-of-pocket expenses incurred by Grant Thornton LLP in connection with services provided to iPass.
Audit-Related Fees. Consists of fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements and internal controls over financial reporting that are not reported in Audit Fees.
Tax Fees. Consists of fees for professional services rendered for tax compliance, tax audit assistance and tax planning.
All Other Fees. Consists of fees for professional services not included in the above categories.
All of these services were approved by the Audit Committee prior to the services being rendered to iPass.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Previous Independent Registered Public Accounting Firm
On March 28, 2018, iPass Inc. notified Grant Thornton LLP of its dismissal as iPass' independent registered public accounting firm effective as of that date. The decision to change independent registered public accounting firms was approved by iPass' audit committee of the board of directors.
The audit report of Grant Thornton LLP on the consolidated financial statements of iPass as of and for the years ended December 31, 2017 and 2016 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to the uncertainty, audit scope, or accounting principle except the report for the year ended December 31, 2017, which contained an emphasis paragraph regarding iPass' ability to continue as a going concern.
During iPass' fiscal years ended December 31, 2017 and 2016 and the period through March 28, 2018, there were no: i) disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement, or ii) reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.
Grant Thornton LLP’s letter to the SEC stating its agreement with the statements in these paragraphs was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 2, 2018.
New Independent Registered Public Accounting Firm
On March 30, 2018, iPass engaged BDO USA, LLP as its new independent registered public accounting firm. The decision to engage BDO USA, LLP as iPass' independent registered public accounting firm was approved by iPass' audit committee. During iPass' fiscal years ended December 31, 2017 and 2016 and through March 30, 2018, the date of BDO USA, LLP's engagement, iPass did not consult with BDO USA, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At each of the 2011 and 2017 Annual Meeting of Stockholders, we solicited the advice of our stockholders as to how often our stockholders would like to cast an advisory vote on executive compensation, and our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. Our Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, and pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of iPass’ named executive officers and the philosophy, policies and practices described in this proxy statement.
The compensation of iPass’ named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of iPass’ named executive officers is designed to enable iPass to attract and retain talented and experienced executives to lead iPass successfully in a competitive environment.
Our compensation programs are designed to pay for performance. As described under the caption “Compensation Discussion and Analysis” later in this proxy statement, the cash compensation programs for our named executive officers include a significant portion of “at-risk” performance-based pay. For 2017, 56% of our CEO’s target cash compensation and 28%–56% of our other named executive officers’ target cash compensation was performance-based. According to our compensation consultant’s analysis, this mix of “at-risk” performance-based pay is well aligned with the practices of our peer group and industry.
Our compensation programs are designed to incentivize achievement of both short term and long term performance results. We utilize a combination of financial and strategic metrics to evaluate performance under our short-term incentive plan. Results are measured on both a quarterly and annual basis, with above target awards earned for sustained strong performance over multiple quarters. Our long-term incentive program is designed to reward executives for positive returns to stockholders over multiple years. Together, these incentive programs reflect a holistic view of performance in alignment with our business’ strategic and operating plans.
Our compensation programs are designed to be fair and competitive. Our Compensation Committee comprises only independent directors, and executive compensation decisions are made only after careful deliberation, with the decision making process typically spanning multiple Compensation Committee meetings. The Compensation Committee considers a range of factors when applying its judgment to compensation matters and retains an independent compensation consultant to advise it on competitive market trends and governance best practices.
Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of iPass’ named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to iPass’ named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board of Directors or iPass. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4
APPROVAL OF REVERSE STOCK SPLIT
Background

On April ____, 2018, our Board of Directors unanimously adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval a proposal to authorize the Board of Directors, in its discretion, to amend the iPass Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-5, 1-for-6 , 1-for-8, or 1-for-10, such ratio to be determined by the Board of Directors (each a "Reverse Stock Split" and collectively the "Reverse Stock Splits"). As part of the Reverse Stock Split, the number of authorized shares of common stock will be reduced by a corresponding ratio.
This Proposal, if approved, will not immediately cause a reverse stock split, but rather will grant authorization to the Board of Directors to effect a reverse stock split, if, and when determined by the Board of Directors. The Board of Directors has determined it is advisable, and has approved, a series of proposed amendments to the Restated Certificate of Incorporation that would authorize the Board of Directors to effect a reverse stock split of all outstanding shares of the common stock at ratios of 1:5, 1:6, 1:8, or 1:10, which would also reduce the authorized number of shares of iPass’ common in the same ratio as the reverse stock split.

Under these proposed amendments, if, in the future the Board of Directors determines to effect a reverse stock split, each outstanding five, six, eight, or ten shares of common stock would be combined, converted and changed into one share of common stock. The effect of each of the potential Reverse Stock Splits is illustrated in the table below:

	Amendment No. 1	Amendment No. 2	Amendment No. 3	Amendment No. 4
Potential Reverse Stock Split Ratios	1:5	1:6	1:8	1:10

Upon receiving stockholder approval of the proposed amendments, the Board of Directors will have the sole discretion, until the 2019 Annual Meeting, pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of iPass and its stockholders, whether to effect a reverse stock split and, if so, the number of shares, five, six, eight, or ten, of common stock which will be combined into one share of common stock. The Board of Directors believes that stockholder approval of four selected exchange ratios (as opposed to approval of a single exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of iPass and its stockholders.

If the Board of Directors determines to effect one of the Reverse Stock Splits (the “Effective Reverse Stock Split”) by filing the applicable amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Restated Certificate of Incorporation would be amended accordingly, and all other amendments would be abandoned. Approval of the Reverse Stock Splits will authorize the Board of Directors in its discretion to effectuate the Effective Reverse Stock Split in any of the ratios as described in the table above, or not to effect any of the Reverse Stock Splits.
If the Board of Directors elects to effect a reverse stock split, the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio selected by the Board of Directors from among those set forth in this proposal, and the number of authorized shares of common stock would also be proportionately reduced. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the Effective Reverse Stock Split as such stockholder held immediately prior to the Effective Reverse Stock Split. The par value of the common stock would remain unchanged at $0.001 per share.
Reasons for the Board to Effect a Potential Reverse Stock Split in the Future
The Board of Directors believes that the Effective Reverse Stock Split may be desirable for a number of reasons, primarily because it could improve the marketability and liquidity of the common stock. In addition, our common stock trades on the Nasdaq Global Select Market. On September 15, 2017, we received a letter from the listing qualifications department of the Nasdaq Stock Market notifying us that for the prior 30 consecutive days the bid price of our common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq. The Effective Reverse Stock Split could allow us to regain compliance with this Nasdaq requirement.

The Board of Directors believes that the current low per share market price of the common stock has had a negative effect on the marketability of the iPass existing shares. The Board of Directors believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Also, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock. The Board of Directors anticipates that an Effective Reverse Stock Split will result in a higher bid price for the common stock, which may help to alleviate some of these problems
The Board of Directors also believes that the decrease in the number of shares of common stock outstanding as a consequence of an Effective Reverse Stock Split, and the anticipated increase in the price of the common stock, could generate interest in the common stock and possibly promote greater liquidity for the iPass stockholders. However, any increase in the market price of the common stock resulting from the Effective Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, effectively reducing iPass’ market capitalization.
The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.
Board Discretion to Implement a Potential Reverse Stock Split in the Future
If the Reverse Stock Splits are approved by the stockholders of iPass at the Annual Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board of Directors to effect a Reverse Stock Split with an exchange ratio determined by the Board of Directors as described above. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board of Directors may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board of Directors fails to implement any of the Reverse Stock Splits before the date 12 months from the Annual Meeting, further stockholder approval would be required prior to implementing any reverse stock split.
Effects of a Potential Reverse Stock Split
If implemented in the future, after the Effective Reverse Stock Split, each stockholder would own a reduced number of shares of common stock. However, the Effective Reverse Stock Split will affect all of the iPass stockholders uniformly and will not affect any stockholder’s percentage ownership in iPass, except to the extent that the Effective Reverse Stock Split results in any of the iPass stockholders owning a fractional share as described below. The number of stockholders of record would not be affected by the Effective Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split.
Proportionate voting rights and other rights of the holders of common stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock after the Effective Reverse Stock Split. The number of authorized but unissued shares of common stock would be decreased significantly by an Effective Reverse Stock Split, but the ratio of the number of shares of outstanding common stock to the number of authorized shares of common stock would remain the same. For example, based on the 70,445,276 shares of common stock outstanding on March 31, 2018, the 250,000,000 shares of common stock that are authorized under the Restated Certificate of Incorporation, a one-for-ten Effective Reverse Stock Split would have the effect of decreasing the number of outstanding shares of common stock to 7,044,538, and reducing the number of authorized shares of common stock to 25,000,000, thereby reducing the number of authorized but unissued shares of common stock from 154,654,724 to 15,455,472; however, the number of shares of outstanding common stock both before and after the Effective Reverse Stock Split would be approximately 31% of the number of shares authorized common stock.
The Effective Reverse Stock Split would reduce the number of shares of common stock issuable pursuant to outstanding stock awards, as well as available for future issuance, under the iPass equity compensation plans in proportion to the exchange ratio of the Effective Reverse Stock Split. The following table contains approximate information relating to the common stock under each of the proposed amendments based on share information as of March 31, 2018:

	Pre-Reverse Split	1:5	1:6	1:8	1:10
Authorized	250,000,000	50,000,000	41,666,667	31,250,000	25,000,000
Outstanding	70,445,276	14,089,055	11,740,879	8,805,660	7,044,528
Reserved for future issuance pursuant to employee equity plans	18,465,907	3,693,181	3,077,651	2,308,238	1,846,591
Authorized but unissued and unreserved	161,088,817	32,217,764	26,848,137	20,136,102	16,108,881
No fractional shares of common stock would be issued in connection with the proposed Effective Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Effective Reverse Stock Split would receive cash in lieu of the fractional share as explained more fully below.

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Effective Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in iPass.
The common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and iPass is subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. After the Effective Reverse Stock Split, the common stock would continue to be reported on the Nasdaq Global Select Market under the symbol “IPAS” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Effective Reverse Stock Split has occurred).
Stockholders should note that the effect of the Effective Reverse Stock Split upon the market prices for the common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the common stock after the Effective Reverse Stock Split will be five, six, eight, or ten times, as applicable, the price per share of the common stock immediately prior to the Effective Reverse Stock Split. Furthermore, there can be no assurance that the market price of the common stock immediately after the proposed Effective Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Effective Reverse Stock Split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view an Effective Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the common stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.
Effective Date of a Potential Reverse Stock Split
If the proposed Reverse Stock Splits are approved at the Annual Meeting and the Board of Directors elects to proceed with the Reverse Stock Split in one of the approved ratios, the Effective Reverse Stock Split would become effective at 5:00 p.m. on the date of filing (the “Effective Date”) of the applicable Certificate of Amendment to the Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the Effective Reverse Stock Split ratio determined by the Board of Directors among the choices set forth in this Proposal. If the Board of Directors fails to implement any of the Reverse Stock Splits before the 2019 Annual Meeting, further stockholder approval would be required prior to implementing any reverse stock split.
Exchange of Stock Certificates
Shortly after the Effective Date, each holder of record of an outstanding certificate theretofore representing shares of common stock will receive from the iPass exchange agent (the “Exchange Agent”) for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of common stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates, registered in the name of such person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Effective Reverse Stock Split represented any shares of common stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of common stock contemplated by the preceding sentence. Each certificate representing shares of common stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of common stock.
No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Effective Reverse Stock Split represented any shares of common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to iPass any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of iPass that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.
No Appraisal Rights
Under Delaware law, stockholders of iPass would not be entitled to dissenter’s or appraisal rights with respect to an Effective Reverse Stock Split.
Cash Payment In Lieu Of Fractional Shares
No fractional shares of common stock would be issued if the Effective Reverse Stock Split is implemented. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Effective Reverse Stock Split, iPass shall pay cash equal to such fraction multiplied by the closing sales price of the common stock on the Nasdaq Global Select Market on the Effective Date. As of April 24, 2018, there were approximately ___ stockholders of record of the common stock. Upon stockholder approval of this proposal, if the Board of Directors elects to implement the Effective Reverse Stock Split at an exchange ratio of 1:5, 1:6, 1:8, or 1:10 stockholders owning less than five, six, eight, or ten, respectively, of common stock prior to the Effective Reverse Stock Split would be eliminated.
Material U.S. Federal Income Tax Consequences of the Effective Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax considerations of the Effective Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of iPass stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to iPass or the iPass stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service has been or will be requested in connection with the Effective Reverse Stock Split. No attempt has been made to comment on all U.S. federal income tax consequences of the Effective Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who are subject to the alternative minimum tax provisions of the Code; (iii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iv) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (v) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (vi) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vii) who hold their shares through individual retirement or other tax-deferred accounts; (viii) whose shares constitute qualified small business stock with the meaning of Section 1202 of the Code; or (ix) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address the tax consequences of the Effective Reverse Stock Split under state, local and foreign tax laws. The discussion assumes that for U.S. federal income tax purposes the Effective Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Effective Reverse Stock Split, whether or not they are in connection with the Effective Reverse Stock Split.
For purposes of this discussion, a U.S. Holder means a beneficial owner of iPass stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
HOLDERS OF IPASS STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EFFECTIVE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE EFFECTIVE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.
No gain or loss will be recognized by iPass as a result of the Effective Reverse Stock Split. An iPass stockholder who receives solely a reduced number of shares of common stock pursuant to the Effective Reverse Stock Split will generally recognize no gain or loss. An iPass stockholder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (i) the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and (ii) the cash received. An iPass stockholder’s basis in its post-reverse split shares, will be equal to the aggregate tax basis of such stockholder’s pre-reverse split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received. The holding period of iPass stock received in the Effective Reverse Stock Split will include the holding period of the pre-reverse split shares exchanged. For purposes of the discussion of the basis and holding periods for shares of iPass stock, stockholders who acquired different blocks of iPass stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Effective Reverse Stock Split. Any gain or loss recognized by an iPass stockholder as a result of the Effective Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the stockholder’s holding period for the shares of iPass stock exchanged is more than one year.
Required Vote
The affirmative vote of the holders of a majority of the shares of the common stock outstanding on the record date will be required to approve the amendments to our Amended and Restated Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split, if, and when determined by the Board of Directors, which will reduce the authorized number of shares of iPass’ common in the same ratio as the reverse stock split. As a result, abstentions and broker non-votes will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

EXECUTIVE OFFICERS
Set forth below is information regarding our executive officers as of April 24, 2018.

Name	Age	Position
Gary A. Griffiths	67	President, Chief Executive Officer and Director
Patricia R. Hume	61	Chief Commercial Officer
Darin R. Vickery	53	Vice President, Chief Financial Officer and Secretary
Gary A. Griffiths. See Mr. Griffiths’ biography under Proposal 1 - Election of Directors, above.

Darin R. Vickery has served as our Vice President, Chief Financial Officer and Secretary since June 1, 2015. Mr. Vickery served as our Vice President and Corporate Controller from August 2012 to June 2015. From August 2010 to August 2012, Mr. Vickery was our Director of Accounting Operations. From September 2009 to August 2010, Mr. Vickery was an accounting and auditing consultant to iPass. From 2000 to September 2009, Mr. Vickery was an independent consultant providing accounting, auditing, and financial consulting services to a number of public companies in Silicon Valley, including providing outsourced internal audit oversight, internal control design and implementation, interim accounting operations management, and SEC reporting support. From 1989 to 1999, Mr. Vickery was with PricewaterhouseCoopers LLC in its auditing and consulting practice areas. Mr. Vickery is a certified public accountant (current status inactive) and holds a B.A. in economics from the University of Colorado and an M.B.A. in finance from the University of Texas.
Patricia R. Hume has served as our Chief Commercial Officer since February 2015.   From May 2013 to February 2015, Ms. Hume served as the President of Trapit, Inc., a company focused on internet information discovery, where she was responsible for sales, marketing, business development, and customer success worldwide.  From November 2012 to April 2013, Ms. Hume was the Chief Revenue Officer at Visier Corporation, where she was responsible for global sales and business development.   Prior to Visier, Ms. Hume was the Worldwide Vice President of Sales at Convio from August 2011 until Convio’s acquisition by Blackbaud in October 2012 where she was responsible for Go-To-Market (GTM) planning, global sales, business development and channels.   From December 2007 to July 2011, Ms. Hume was the Senior Vice President of Global Indirect Channels at SAP AG where she was responsible for GTM planning and the global revenue derived from SAP's channel partners. Prior to SAP AG, Ms. Hume worked in senior management positions at a number of high-tech companies including Avaya, IBM and Lotus.   Ms. Hume received a Bachelor of Science degree in economics from the University of Scranton.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 4, 2018, except as otherwise specified in the footnotes to the table, by: (a) each director and nominee for director; (b) each of the executive officers named in the Summary Compensation Table presented later in this proxy statement; (c) all current executive officers and directors of iPass as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise provided, the stockholder referenced has sole voting and investment power with respect to the outstanding shares listed. All percentages in this table are based on a total of 74,345,276** shares of common stock outstanding on April 4, 2018.

Name and Address of Beneficial Owner	Shares Issuable Pursuant to Options Exercisable Within 60 Days of April 4, 2018	Beneficially Owned (Including the Number of Shares Shown in the Column to the left)
		Shares	Percent
Gary Griffiths (1)	2,142,062	3,217,062**	4.2%
Patricia Hume	689,583	1,244,153**	1.7
Darin Vickery	539,166	1,074,535**	1.4
Michael Tedesco	90,000	255,000	*
Michael Chang	90,000	205,000	*
David Panos	95,000	185,000	*
Damien Park	90,000	170,000	*
Justin Spencer	49,166	79,166	*
C. Silk & Sons, Inc. (2)	—	6,449,825	8.7%
All current directors and executive officers as a group (8 persons)	3,784,977	6,424,916**	8.2%

*Less than one percent (1%).
** Includes 3,900,000 unvested performance share awards which do not carry any voting rights at the time of this filing. 1,500,000 were issued to our executive officers and 2,400,000 were issued to other employees (500,000 shares to each executive officer).

(1)
Includes 5,000 shares held in the Belle Griffiths Inherited IRA, 5,000 shares held in the Belle Griffiths IRA, 5,000 shares held in the Gary Griffiths SEP IRA, 5,000 shares held in the Gary Griffiths IRA, 15,000 shares held in the Griffiths Family Trust and 34,000 shares held in a custodial account for Gary and Ryan Griffiths.

(2)
Based on a Schedule 13G/A filed with the SEC on January 3, 2018, reporting beneficial ownership as of December 31, 2017. The address of C. Silk & Sons, Inc. is 24 Hearthstone Drive, Medfield, MA 02052.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires iPass’ directors and executive officers, and persons who own more than ten percent of a registered class of iPass’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of iPass. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish iPass with copies of all Section 16(a) forms they file.
Based solely upon a review of copies of the Section 16(a) filings filed by our officers and directors and persons who beneficially own more than ten percent of our common stock and written representations from certain reporting persons, we believe all required Section 16(a) reports were timely filed in Fiscal Year 2017.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Information with respect to securities authorized for issuance under equity compensation plans as of December 31, 2017, at the end of our most recently completed fiscal year, is aggregated as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(1) (c)
Equity compensation plans approved by stockholders	9,074,482	(2)	1.16	(3)	18,465,907
Equity compensation plans not approved by stockholders	—		—		—
Total	9,074,482		1.16		18,465,907
(1)    Consists of (i) 14,050,284 shares available for future issuance under the 2003 Equity Incentive Plan and 2003 Non-Employee Director's Stock
Option Plan, and (ii) 4,415,623 shares available for future issuance under the Employee Stock Purchase Plan ("ESPP").

(2)    Does not include shares subject to rights outstanding under the ESPP. The maximum number of shares subject to purchase rights under the ESPP is a function of stock price and total employee contributions. As such, iPass cannot reasonably determine the number of shares subject to purchase rights as of December 31, 2017.

(3)    The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding awards of restricted stock units, as they have no exercise price.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Business Overview and Strategy

We are a leading provider of global mobile connectivity, offering simple, secure, always-on Wi-Fi access on any mobile device. Built on a software-as-a-service ("SaaS") platform, the iPass cloud-based service keeps its customers connected by providing unlimited Wi-Fi connectivity on unlimited devices. iPass is the world’s largest Wi-Fi network, with more than 64 million hotspots globally, at airports, hotels, train stations, convention centers, outdoor venues, inflight, and more. Using patented technology, the iPass SmartConnectTM platform takes the guesswork out of Wi-Fi, automatically connecting customers to the best hotspot for their needs. Customers simply download the iPass app to experience UNLIMITED, EVERYWHERE and INVISIBLE Wi-Fi.
Our compensation structure is designed to support our business strategy by providing incentives to executives to successfully execute strategy and operate the business in a financially efficient manner, while retaining and motivating our executive talent.

Executive Compensation Guiding Principles
We compete for executive talent primarily in the Silicon Valley, which is among the most volatile and fast-moving labor markets in the world. In order to attract, motivate, and retain key executive officers with the ability to drive our success, the Compensation Committee (the “Committee”) has established our compensation program to be competitive with that of other companies with which we compete for talent, and provide our executives incentives to drive stockholder value over the long-term. As a result, the Committee has established the following principles to guide the design and operation of our executive compensation program:

•	Compensation programs must enable us to attract and retain talent from the Internet, software, and services industry and technology industries in general;

•	Incentive awards will be based on financial results and strategic goals that support our long-term business objectives;

•	Incentive programs must motivate desired behaviors and reward executive officers based on results, not effort; and

•	The compensation strategy should be straightforward and easy to understand to facilitate clear communication of expectations to executive officers and stockholders.
The Committee reviews these principles periodically to ensure continued alignment with our business strategy. In addition, the Committee considers relevant business and external factors in determining how to implement these principles from year-to-year.
Summary of Executive Compensation Practices and Policies
We have implemented a number of policies and practices to drive performance, mitigate excessive risk taking and promote alignment of executive and stockholder interests. A summary of these policies and practices is below.
What We Do:

•	Place a significant percentage of compensation at risk;

•	Include double-trigger change in control provisions for stock options and stock awards;

•	Review historical compensation and realizable compensation projections when making executive compensation decisions;

•	Prohibit hedging transactions and short sales, or any other inherently speculative transactions;

•	Utilize an independent compensation consulting firm which provides no other services to the company; and

•	Provide reasonable post-employment/change in control provisions.

What We Don’t Do:

•	No re-pricing of underwater stock options;

•	No inclusion of the value of equity awards in severance calculations;

•	No excise tax gross-up upon a change in control; and

•	No perquisites or supplementary retirement benefits.
Key 2017 Compensation Decisions
In 2017, the Committee made the following key decisions regarding the compensation program for executive officers:

•	Made no changes to executive officer salaries or target bonus amounts set in 2016;

•	Executive Management Bonus Plan metrics set to recognize management team's efforts around annual controllable financial metrics focused on the achievement of Revenue and Adjusted EBITDA goals; and

•	No additional equity awards granted to our executive officers.

The Role of Stockholder Say-on-Pay Votes
At our 2017 and 2016 annual meetings of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on our executive compensation. iPass' stockholders approved the compensation of our named executive officers with 94% and 80%, respectively, of the shares present and entitled to vote at the meeting voting “for” approval after excluding broker non-votes. As our Compensation Committee has evaluated our executive compensation policies and practices since these votes, it has been mindful of the support our stockholders expressed for our executive compensation philosophy and program through this vote. The overall design and structure of our executive compensation program contains a link between compensation and performance which takes into account the challenging nature of our performance metrics. As a result, our Compensation Committee has retained our general approach to executive compensation. Although the stockholder vote is non-binding, the Committee will consider the outcome of future votes when making future compensation decisions for our executive officers.
Market Positioning Philosophy
In general, the Committee targets the 50th percentile, defined as the middle point of relevant peer group and survey market data (the median), for each element of compensation and with respect to total compensation. The Committee has determined this is an appropriate target market position as it has generally allowed us to attract and retain the level of executive talent we believe will improve operational performance and stockholder value. The Committee in certain circumstances establishes compensation above the market median of the peer group based on an executive officer’s experience and proficiency and our desire to attract or retain the executive officer. The positioning of each element of compensation may also vary based on broader considerations, such as the desired pay mix for certain roles, or the impact of compensation decisions on accounting expense or stockholder dilution.
The compensation program is designed to provide downside risk and upside potential aligned with performance. Below target cash compensation is earned if performance goals are not achieved. Above target incentive cash compensation may be earned when annual performance objectives are exceeded.
Role of Chief Executive Officer and Management in Compensation
As President and Chief Executive Officer in 2017, Mr. Griffiths provided the Committee with the following:

•	Input and advice on hiring and succession planning considerations;

•	Recommendations on the design, structure and opportunities associated with quarterly incentive and long-term equity incentive compensation;

•	Information on recruiting and hiring trends and key employment statistics; and

•	Other information as requested by the Committee.

The Chief Executive Officer and the Chief Financial Officer typically attend Committee meetings. However, at each in-person meeting the Committee generally holds an executive session without management present. In addition, neither the Chief Executive Officer nor the Chief Financial Officer were present during the deliberations or voting with regard to their own individual compensation packages.
Compensation Consultant

In 2015 and 2016, the Committee retained Board Advisory LLC to advise the Committee with respect to its responsibilities related to the company’s executive compensation programs. Board Advisory LLC reported directly to the Committee Chairman. Because Board Advisory LLC does not perform any other services for iPass and had no existing relationships with Committee members or iPass that would impact its independence, the Committee concluded that the advice it received from Board Advisory LLC was objective. In 2017, the Committee decided not to update the compensation analysis and kept executive compensation static.

Compensation and Benefits Elements
The Committee uses four core compensation and benefits elements to provide a competitive overall compensation and benefits package to executive officers that is tied to creating stockholder value and supporting the execution of our business strategies, as follows:

Compensation Elements and Benefits	Description and Key Objectives
Base Salary	Fixed pay intended to directly compensate executives for the time and service they provide in their respective roles

Quarterly Cash Incentives	Variable pay component intended to reward executives for the achievement of our short-term objectives

Long-term Equity Incentives (which has historically included Stock Options, Restricted Stock and Performance Share Awards)	Variable compensation intended to retain, motivate and reward executives for the achievement of our long-term objectives, including the creation of stockholder value

401(k) and other benefits also provided to the broader employee population	Benefit programs that are intended to provide executives with competitive retirement savings and health and welfare protections
The Committee determines the target value of each compensation element primarily based on data collected during the competitive market assessment. In addition to reviewing competitive market values, the Committee considers other factors in managing target compensation levels each year, including the impact of equity grants on dilution, the accounting costs associated with equity award vehicles, the tax implications of various compensation elements for iPass and our executives, and iPass’ cash flow requirements.

The Committee establishes the total compensation package with the intent to provide a competitive level of compensation and benefits to executives, while placing an increasing emphasis on variable pay for performance at more senior levels in the organization, as more senior executives are more likely to be able to impact company performance. The emphasis on long-term compensation versus short-term compensation (and the emphasis on equity rewards versus cash compensation), also increases at more senior levels. The specific purpose and mechanics of each compensation element is described in more detail below.
The Committee also takes into consideration factors specific to the individual executive officer, such as individual performance, past compensation, role in executing our strategic plans and relative positioning to other executives within iPass when taking specific actions relating to compensation. For example, the Committee considers historical compensation outcomes (such as expected gain on unvested equity awards) in determining the level and timing of annual equity awards. The Committee reviews and considers each component for each executive officer before making compensation decisions.
Currently, we do not offer our executive officers any perquisites or supplemental retirement benefits.
Base Salary
We provide salaries to executive officers as compensation for defined job responsibilities and services to iPass. The Committee bases annual salary determinations on competitive assessment, experience and proficiency in the role, the need to retain key talent and individual and company performance.
The Committee reviews executive base salaries annually based on the results of the annual market assessment and target competitive positioning (market median). Other factors taken into consideration in making base pay adjustments include individual performance and changes to role or responsibilities.
In 2017, the Committee determined that no changes to base salary for executives employed the prior year were necessary as salaries remained within a competitive range of market median.
Quarterly Cash Incentives

The Committee pays cash bonuses as an incentive to executive officers to focus on achieving near term operational and financial objectives that are important to the longer-term success of our business. The Committee has determined that quarterly cash incentives are appropriate for the organization given the rapidly changing business environment in which iPass operates. The Committee sets goals at the beginning of the fiscal year and reviews and approves payouts quarterly.

The Committee selected performance metrics and established target goals for each metric in alignment with iPass’ business strategy and to reflect realistic expectations for the business as it continues to grow the Mobile Connectivity Services business. The intention of the incentive program is to motivate executives and provide a bridge to future value creation. Consequently, the Committee expected that goals would be achieved at or near the target if iPass performed in accordance with our operating plan. However, in the event the target goal was met, actual bonus would be paid out at 75% of target bonus to incentivize the executive team to surpass the target operating plan. The Committee also establishes a lower payout if iPass achieves at the bottom range of the operation plan, as described below.

Target Award Amounts: The Committee determines target annual bonus amounts for each executive officer at the beginning of the plan year. The Committee considered bonus opportunities relative to peers, the desired mix between fixed and variable compensation, and the resulting target total cash compensation (annual base salary plus target annual bonus) relative to peers. Target annual bonus amounts for all of the named executive officers employed the prior year remained the same. Target annual bonus amounts for each named executive officer, in dollars and as a percent of base salary, are summarized in the table below:

Executive	2017 Target Bonus (% of Base Salary)	2017 Target Bonus (Dollars)
Gary A. Griffiths	125%	$325,000
Darin R. Vickery	38%	$100,000
Patricia R. Hume	125%	$325,000
Performance Measures and Weightings: The Committee chooses the metrics used to evaluate executive performance to motivate executives to achieve our near-term operational and financial objectives. For 2017, the bonuses were linked to corporate performance results under the 2017 Executive Management Bonus Plan.
The Committee established the metrics to emphasize the achievement of our key operational and financial objectives. The specific weightings and definition of each metric, as well as the rationale the Committee used for selecting each metric, is described below.

2017 Executive Management Bonus Plan Performance Metrics, Weighting and Award Calculation
Metrics and Weightings: The 2017 Executive Management Bonus Plan was approved by the Committee in May 2017, allowing the allocation of the following weighting to the two metrics below:

Metric	Weighting	Definition	Rationale
Total Revenue	50%	The total amount of revenue for the period consistent with how iPass calculates and reports this revenue metric in its public filings	Measures ability to monetize iPass products and services

Adjusted EBITDA	50%	Adjusted EBITDA, as reported by iPass in its public filings	Measures operating profitability and cash generation
The Committee established the relative weightings of the performance metrics based on its subjective assessment of the importance of each metric to achieving our overall business objectives.
Performance Targets and Payout Calculation: The Committee sets quarterly and annual incentive plan goals in alignment with our near-term financial and strategic objectives. The Committee set target performance goals for 2017 at levels that were challenging, but realistic to achieve assuming strong performance relative to iPass' operating plan.
The table below shows the 2017 annual performance targets and lower limit for the Total Revenue Metric, as well as the payout to be earned (as a percent of target bonus) for achieving the corresponding performance level.

	Above Plan Level		Target Plan Level		Bottom Range Level
	2017 Goal	Payout (% target)	2017 Goal	Payout (% target)	2017 Goal	Payout (% target)
Total Revenue	$75.0 Million	50%	$73.0 Million	38%	$69.0 Million	20%
Adjusted EBITDA	$0.0 Million	50%	$(2.1 Million)	38%	$(4.5 Million)	20%

Quarterly target performance goals were also established for each metric. The actual quarterly bonus payout was calculated based on attainment of the baseline threshold at each level (100% payout if iPass achieved at the Above Plan Level, 75% at the Target Plan Level, and 40% at the Bottom Range Level). The maximum quarterly payout for each metric was limited to 100% of target each quarter.

2017 quarterly and annual performance goals for each metric at the Above Plan, Target Plan, and Bottom Range levels, as well as the actual results, are set forth in the table below:

(in millions)	Above Plan	Target Plan	Bottom Range	Actual	Payout(1)
Quarter 1
Total Revenue	$15.5	$15.1	$14.5	$14.3	—%
Adjusted EBITDA	$(3.0)	$(3.2)	$(3.7)	$(3.4)	5%
Total Corporate Payout Q1					5%

Quarter 2
Total Revenue	$17.8	$17.3	$16.4	$13.5	—%
Adjusted EBITDA	$—	$(0.9)	$(1.3)	$(4.4)	—%
Total Corporate Payout Q2					—%

Quarter 3
Total Revenue	$20.1	$19.6	$18.4	$13.4	—%
Adjusted EBITDA	$1.0	$0.5	$—	$(4.9)	—%
Total Corporate Payout Q3					—%

Quarter 4
Total Revenue	$21.6	$21.0	$19.7	$13.2	—%
Adjusted EBITDA	$2.0	$1.5	$0.5	$(3.8)	—%
Total Corporate Payout Q4					—%

2017 Year End Summary
Total Revenue	$75.0	$73.0	$69.0	$54.4	—%
Adjusted EBITDA	$—	$(2.1)	$(4.5)	$(16.5)	—%
Total Payout Adjustment for Annual Achievement					—%

Total Corporate Payout 2017					5%

(1)	Quarterly payouts for each metric are capped at 100% of Target.

The aggregate bonus amount earned by each executive was 5% of their respective annual target. The dollar amounts of the actual awards paid in accordance with the performance under the 2017 Executive Management Bonus Plan are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table following this Compensation Discussion and Analysis. The Committee believes that awards achieved by executives were reasonable in light of overall corporate results.
Long-Term Equity Incentives (“LTEI”)
To ensure a strong link to the long-term interests of stockholders, the Committee places significant emphasis on long-term equity incentives. The Committee generally targets delivering LTEI with a fair market value (or greater) on the date of grant aligned with the 50th percentile of the market, with the understanding that above target value will be realized only if stockholder value is created. In 2017, the Committee determined that the executives had adequate equity incentives already in place for the fiscal year, and so the Committee did not believe additional equity incentives were required to be issued to the executives.
The Committee generally grants annual equity awards at the first quarterly Committee meeting of the year, unless otherwise specified by our Board of Directors or the Committee. The Committee grants all stock option grants to executives with an exercise price at least equal to the fair market value of the underlying stock on the last market trading day prior to the day of grant. The Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.
In 2017, the Committee did not grant any Performance Stock Awards ("PSAs"). As of December 31, 2017, 500,000 of Mr. Griffiths' shares and 100,000 of Ms. Hume's shares of PSAs that were granted in 2015 were canceled due to performance conditions not being met.
Other Benefits
We offer additional benefits designed to be competitive with overall market practices, and to attract and retain the talent we need. All salaried employees are eligible to participate in our Section 401(k) plan, health care coverage, life insurance, disability, paid time off and paid holidays.
Clawback of Compensation Paid to Executives
Effective with the publishing of the relevant Securities and Exchange Commission regulations, the Committee intends to develop and implement a policy regarding the recovery, or “clawback,” of any excess incentive compensation paid to executives based on an accounting restatement due to material noncompliance with any financial reporting requirements.
Employment, Severance, and Change-in-Control Agreements
We provide severance benefits to our executive officers in the event of a termination without cause as a competitive benefit to recruit and retain qualified executives. These severance benefits include a lump sum cash payment based on the executive officer’s annual base salary plus an amount equal to one quarter of the annual target bonus and continued health benefits coverage for a period of time.
We also provide benefits in the event that an executive officer’s employment is involuntarily terminated following a corporate change-in-control. These benefits are triggered only to the extent that a qualifying change-in-control takes place. The purpose of these benefits is to promote management continuity and cooperation during a potential transaction that is being pursued by the Board of Directors to maximize stockholder value (such as a merger with or acquisition by another company), despite the fact that such a transaction may jeopardize the future employment of our executives. These change-in-control benefits include a lump sum cash payment based on the executive officer’s annual salary and annual bonus target, continued health benefits coverage for a period of time, and accelerated vesting of equity awards.
In determining the value, terms and structure of severance and change-in-control benefits, the Committee considered market practice, the value of such benefits to the executives and the aggregate potential cost of such a program assuming actual termination. Additionally, in determining the level of severance benefits the Committee considered our past experience and precedent for providing severance in the event of a company-initiated termination.
In connection with his hire, Gary Griffiths was guaranteed certain severance benefits if the Board of Directors terminates him without cause or he resigns for good reason, including: (a) a cash severance payment equal to 12 months of base salary; (b) a lump sum severance bonus payment equal to (i) the pro rata portion of the annual bonus for the year served to the Termination Date, less any amounts already paid for that year, such pro rata portion to be paid will be calculated by using the average percentage of the target bonus with respect to quarterly bonus payments in that year; plus (ii) target bonus for that year multiplied by the percentage equal to the actual bonus paid over the prior four quarters divided by target bonus for the prior four quarters; (c) payment of COBRA premiums for up to 18 months; (d) accelerated vesting of the time-based component of any equity awards for 12 months and extended exercisability of option grants for up to 9 months. In addition, upon the close of a corporate transaction, vesting conditions of outstanding equity grants, whether determined by the passage of time or in reference to performance targets, would be deemed satisfied. Mr. Griffiths would also receive a reimbursement for amounts reasonably incurred for personal accounting and tax services in connection with a Corporate Transaction (even if such services are provided prior to the close of a Corporate Transaction), up to a maximum of $15,000.
The full benefits and related terms and conditions are comprehensively explained in the “Supplementary Compensation Policies and Potential Payments Upon Termination or Change-in-Control” sections of this document.
PAY RATIO
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees (other than our Chief Executive Officer), the annual total compensation of our Chief Executive Officer (our “CEO”), and the ratio of these two amounts.

We determined that, as of December 31, 2017, our employee population consisted of 157 individuals, which included all full-time and part-time employees located in the United States (69 individuals or 44% of total employees), India (59 employees or 38%), and the rest of the world (29 employees or 18%) excluding the CEO. We determined the median employee from this employee population based on a comparison of (i) total cash compensation as reflected in our payroll records and (ii) aggregate grant date fair value of option awards and restricted stock units granted in 2017, computed in accordance with FASB ASC Topic 718. We did not annualize compensation of employees who were hired during 2017 or make any cost-of-living adjustments in identifying the median employee.

For 2017, the annual total compensation of our median employee, calculated in accordance with the requirements of the Summary Compensation Table, was $96,813; the annual total compensation of our CEO, as reported in the Summary Compensation Table was $281,656. Based on this information, for 2017, the estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 3 to 1.

COMPENSATION OF EXECUTIVE OFFICERS
The following table shows for the fiscal years ended December 31, 2017, 2016, and 2015, compensation awarded or paid to, or earned by, our Chief Executive Officer, our Chief Commercial Officer, and our Chief Financial Officer, which we collectively refer to as our "named executive officers."
Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards (1)		Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Gary Griffiths	2017	$260,000	$—		$—	$16,250	$5,406	$281,656
President and Chief Executive Officer	2016	$260,000	$—		$586,575	$70,200	$4,711	$921,486
	2015	$221,667	$900,000	(2)	$746,025	$32,500	$11,527	$1,911,719

Patricia Hume	2017	$260,000	$—		$—	$16,250	$4,535	$280,785
Chief Commercial Officer	2016	$260,000	$—		$431,410	$70,200	$3,980	$765,590
	2015	$221,667	$180,000	(2)	$170,520	$32,500	$1,406	$606,093

Darin Vickery	2017	$260,000	$—		$—	$5,000	$1,384	$266,384
Chief Financial Officer	2016	$260,000	$—		$308,150	$21,600	$1,325	$591,075
	2015	$243,333	$—		$114,368	$10,000	$892	$368,593

(1)
The dollar amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements for the fiscal year ended December 31, 2017, included in our Annual Report on Form 10-K.

(2)
The shares subject to restricted stock awards would have been earned if the total OM revenues for the trailing four (4) quarters exceeded $75,000,000 and $100,000,000 by the end of the second quarter of 2016, and by the end of the fourth quarter of 2017, respectively. If performance had been met, the shares would have vested in series of semi-annual equal installments over the three-year period, so long as the executive officer remained in continuous service with iPass on each applicable vesting date. The restricted stock awards were not earned for either of the periods, and the awards were canceled. The fair value at the grant date is based upon the probable outcome of the satisfaction of the performance conditions. The fair value of the awards assuming the highest level of performance for these awards were $900,000 and $180,000 for Mr. Griffiths and Ms., Hume, respectively.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning plan-based grants to our named executive officers during fiscal 2017.
Grants of Plan Based Awards in Fiscal 2017

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Approval Date	Threshold (1)	Target (2)	Maximum (3)
Gary Griffiths	May 1, 2017	$130,000	$243,750	$325,000

Patricia Hume	May 1, 2017	$130,000	$243,750	$325,000

Darin Vickery	May 1, 2017	$40,000	$75,000	$100,000

(1)	Target bonus of 40% payout if company achieved performance targets at the bottom range of the operating plan level.

(2)	Target bonus of 75% payout if company achieved performance targets at the target operating plan level.

(3)	Target bonus of 100% payout if company achieved performance targets at above operating plan level.

The amounts set forth in the table above reflect amounts that would have been received at various levels of performance, not actual amounts received. For the actual amounts received, see the Summary of Compensation Table above. See “Compensation Discussion and Analysis” above for a discussion of our compensation philosophies and practices relating to our named executive officers, as well as a description of our non-equity plan for 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2017, certain information regarding outstanding equity awards at fiscal year-end for the named executive officers.

Outstanding Equity Awards at December 31, 2017

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock that have not yet Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Gary Griffiths	—	510,417	(3)	$0.90	2/23/2025
		291,667	(3)	1.18	4/26/2026
		145,834	(3)	1.36	4/26/2026
		145,834	(3)	1.53	4/26/2026
	208,333	—	(2)	1.18	4/26/2026
	104,166	—	(2)	1.36	4/26/2026
	104,166	—	(2)	1.53	4/26/2026
	1,239,583	—	(2)	0.90	2/23/2025
	15,000	—	(2)	1.48	6/7/2021
	15,000	—	(2)	1.48	6/7/2021
	15,000	—	(2)	2.48	6/5/2022
	15,000	—	(2)	2.48	6/5/2022
	15,000	—	(2)	1.69	6/4/2023
	15,000	—	(2)	1.69	6/4/2023
	15,000	—	(2)	1.25	6/3/2024
	15,000	—	(2)	1.25	6/3/2024
	12	—	(2)	1.17	6/24/2019
	120	—	(2)	1.17	6/8/2020
	120	—	(2)	1.17	6/8/2020
	15,000	—	(2)	1.02	6/8/2020
	15,000	—	(2)	1.02	6/8/2020
	30,000	—	(2)	1.17	6/24/2019
	15,000	—	(2)	1.17	6/24/2019
	1,918	—	(2)	1.17	6/24/2019
	959	—	(2)	1.17	6/24/2019
	384	—	(2)	0.90	6/24/2019
	842	—	(2)	0.90	6/24/2019
Patricia Hume	—	116,667	(3)	$0.90	2/23/2025
	—	408,334	(3)	$1.18	4/26/2026
	283,333	—	(2)	$0.90	2/23/2025
	291,666	—	(2)	$1.18	4/26/2026
Darin R. Vickery	—	84,375	(3)	$1.06	6/1/2025	55,000	(4)	$28,600
		3,334	(3)	1.62	4/29/2024
		291,667	(3)	1.18	4/26/2026
	140,625		(2)	1.06	6/1/2025
	20,000	—	(2)	1.13	10/26/2020
	10,000	—	(2)	1.52	5/31/2021
	40,000	—	(2)	2.32	7/30/2022
	36,666	—	(2)	1.62	4/29/2024
	208,333	—	(2)	1.18	4/26/2026

(1)	Amount reflects the number of shares multiplied by the closing price of the company’s common stock on December 31, 2017 of $0.52.

(2)	The shares subject to the option are fully vested and exercisable as of December 31, 2017.

(3)	The shares subject to the option vest in the following manner: 25% of the shares vest one year after grant date, and the remaining 75% of the shares vest monthly over the following 36 months

(4)
The vesting of the 25,000 and 30,000 share awards were subject to accelerated vesting based on targeted quarterly revenue of Open Mobile ("OM"). However, those targets were not met and the shares subject to restricted stock awards vested in full on December 31, 2017, but were not issued until February 26, 2018.

OPTION EXERCISES AND STOCK AWARDS VESTED
On February 26, 2018, Mr. Vickery's restricted stock award shares of 25,000 and 30,000 granted on June 6, 2013 and September 9, 2014, respectively, were issued on the third business day following the date of public disclosure of iPass' financial results on February 21, 2018, due to the vesting date of December 31, 2017 occurring during a blackout trading window. There were no other options exercised or stock awards vested by any of the named executive officers in 2017.
The following table shows for the fiscal year ended December 31, 2017, certain information regarding stock vested during the last fiscal year with respect to Mr. Vickery:
Stock Vested in Fiscal 2017

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Darin Vickery	55,000	$22,550
 (1) Represents the market value on the day of vesting. The shares underlying the awards were actually issued in February 2018 as described in the paragraph above.
SUPPLEMENTARY COMPENSATION POLICIES
Employment, Severance, and Change-in-Control Agreements
Gary Griffiths Employment Agreement
Mr. Griffiths, our President and Chief Executive Officer, accepted employment with us as President and Chief Executive Officer pursuant to the terms of an employment agreement dated February 16, 2015, as amended (the “Griffiths’ Offer Letter Agreement”). The Griffiths’ Offer Letter Agreement provides that Mr. Griffiths is an at will employee, which means we could terminate his employment at any time, with or without cause. Under the Griffiths’ Offer Letter Agreement, Mr. Griffiths received (i) an initial annual salary of $260,000, and (ii) an annual bonus, with an initial target amount of $325,000. Additionally, pursuant to the Griffiths’ Offer Letter Agreement, Mr. Griffiths (i) was granted an option to purchase 1,750,000 shares of company common stock, vesting with respect to 25% of the shares after one year, and thereafter in a series of thirty-six successive equal monthly installments over a three-year period, and (ii) was granted performance shares covering 1,000,000 shares of company common stock pursuant to the company’s 2003 Equity Incentive Plan. As of December 31, 2017, all performance shares had been cancelled as performance conditions were never met.
The Griffiths’ Offer Letter Agreement also provided that if the company terminated his employment without “cause” or if Mr. Griffiths resigns for “good reason”, not in connection with a corporate transaction, and provided Mr. Griffiths signs a release of claims and resigns from the Board of Directors and as an officer of the company, then Mr. Griffiths would receive, as severance: (a) cash severance equal to twelve months base salary; (b) an additional lump sum cash severance payment equal to the pro rata portion of the annual bonus for the year served to the termination date, less any amounts already paid for that year, based on percentage of achievement of target bonus in prior periods; (c) COBRA premiums for Mr. Griffiths and his dependents for up to eighteen months, which will terminate earlier if he becomes eligible for group health insurance coverage through another employer; (d) accelerated vesting of the time-based component of any equity awards which are not fully vested as of the termination date in the amount of twelve (12) months of vesting acceleration, plus nine months extended vesting for stock options.
If we terminate Mr. Griffiths's employment with us without cause, or Mr. Griffiths resigns for “good reason”, in each case within 18 months of a corporate transaction, and provided Mr. Griffiths signs a release of claims and resigns from the Board of Directors and as an officer of the company, then Mr. Griffiths will receive, as severance: (a) cash severance equal to twelve months base salary; (b) an additional lump sum cash severance payment equal to the current year’s annual target bonus; (c) COBRA premiums for Mr. Griffiths and his dependents for up to eighteen months, which will terminate earlier if he becomes eligible for group health insurance coverage through another employer; (d) any specified performance target or other vesting condition, whether determined by passage of time or by reference to performance targets or operations of the company or its affiliate, in any equity awards issued shall immediately be deemed satisfied. In addition, Mr. Griffiths will be reimbursed for personal accounting and tax services used in connection with a Corporate transaction up to $15,000.
The following definitions apply in the Griffiths Employment Agreement:
“Cause” means the occurrence of any of the following (and only the following): (i) conviction of any felony involving fraud or act of dishonesty against the company or its affiliates; (ii) conduct which, based upon good faith and reasonable factual investigation and determination of the Board of Directors, demonstrates gross unfitness to serve; or (iii) intentional, material violation of any contractual, statutory or fiduciary duty owed to the company or its affiliates;

“Corporate transaction” means the occurrence of either of the following events: (i) the sale of all or substantially all of the assets of the company; or (ii) a merger of the company with or into another entity in which the stockholders of the company immediately prior to the closing of the transaction own less than a majority of the ownership interest of the company immediately following such closing; provided, however, for purposes of determining whether the stockholders of the company prior to the occurrence of a transaction described above own less than fifty percent (50%) of the voting securities of the relevant entity afterwards, only the lesser of the voting power held by a person either before or after the transaction shall be counted in determining that person’s ownership afterwards.
“Good reason” means any of the following actions or events: (i) the company requires him to relocate to a worksite that is more than sixty (60) miles from its principal executive office; (ii) the company materially reduces his base salary and bonus potential below its then-existing gross rate; or (iii) following a “corporate transaction”, he is not the Chief Executive Officer of the surviving entity (unless he agrees in writing not to be the Chief Executive Officer of the surviving entity), or otherwise have his duties/responsibilities materially reduced as a result of the corporate transaction. A corporate transaction which results in the company being private in which he remains as Chief Executive Officer does not constitute a material reduction in responsibilities.
Executive Officer Employment Agreements
Each of our other named executive officers has a signed offer letter with us. These offer letters provide that the executive officer is an at-will employee. These offer letters provide for salary, an annual bonus paid quarterly based upon the successful completion of specified performance objectives and equity, as well as other customary benefits and terms. Information regarding the compensation earned by our named executive officers is set forth in “Compensation of Executive Officers—Summary Compensation Table.” These offer letters also provide that each of our named executive officers will be a participant in the iPass Inc. Executive Corporate Transaction and Severance Benefit Plan as described below.
Executive Corporate Transaction and Severance Benefit Plan
On August 9, 2007, our Board of Directors adopted the iPass Inc. Executive Corporate Transaction and Severance Benefit Plan (the “Plan”) and amended the Plan on June 29, 2011. Each of our current executive officers, other than Mr. Griffiths, is designated as a participant in the Plan. Pursuant to the terms of the Plan, each executive officer will be entitled to receive severance benefits in the event that the termination of the executive officer’s employment with iPass is an “Involuntarily Termination Without Cause,” or the executive officer resigns as a result of a “Constructive Termination.” If one of these events occur, iPass shall make a lump sum cash severance payment to the executive officer in an amount equal to six (6) months of the executive officer’s monthly base salary, as in effect on the date of the employment termination, or twelve (12) months of the executive officer’s monthly base salary if the employment termination is within eighteen (18) months of an acquisition of iPass or all or substantially all of its assets (a “Corporate Transaction Termination”).
In addition, if the executive officer is entitled to the cash severance described above and provided that the executive officer received an overall performance rating equivalent to or greater than “meets expectations” in the most recent performance evaluation cycle preceding termination of the executive officer’s employment, iPass will make an additional cash severance payment to the executive officer as follows: (i) in the case of a termination that is not a Corporate Transaction Termination, in an amount equal to one quarter of the executive officer’s target bonus amount under iPass’ annual bonus plan, and (ii) in the case of a Corporate Transaction Termination, in an amount equal to the executive officer’s annual target bonus amount under iPass’ annual bonus plan.
Further, if the executive officer is entitled to the cash severance described above, the executive officer will also be entitled to COBRA coverage paid by iPass for a period of twenty four (24) months in the case of a Corporate Transaction Termination, or for a period of twelve (12) months otherwise.
In the event of a Change in Control, (i) the vesting and exercisability of 50% of all outstanding options to purchase iPass’ common stock and all restricted stock issued pursuant to any iPass equity incentive plan that are held by the executive officer on such date shall be accelerated, and (ii) 50% of all reacquisition or repurchase rights held by iPass with respect to common stock issued or issuable (or with respect to similar rights or other rights with respect to stock of iPass issued or issuable pursuant to any equity incentive plan of iPass) pursuant to any other stock award granted to the executive officer shall lapse.
Upon a Corporate Transaction Termination, (i) the vesting and exercisability of 100% of the outstanding options to purchase iPass common stock and all restricted stock issued pursuant to any iPass equity incentive plan of the company that are held by the Participant on such date shall be accelerated, and (ii) 100% of the reacquisition or repurchase rights held by iPass with respect to common stock issued or issuable (or with respect to similar rights or other rights with respect to stock of iPass issued or issuable pursuant to any equity incentive plan of iPass) pursuant to any other stock award granted to the executive officer shall lapse.

The executive officers will only be entitled to the benefits described above if they execute a release of claims against iPass. Further, certain of the benefits described above may be reduced in the event that the benefits would have an adverse tax effect on the executive officer.
For the purposes of the Plan:

•	“Involuntary Termination Without Cause” means a termination by iPass of a participant’s employment relationship with iPass or an affiliate of iPass for any reason other than for “Cause”;

•
“Change of Control” means the occurrence of any of the following events; provided the event also constitutes a “change in the ownership or effective control or a change in the ownership of a substantial portion of the assets” within the meaning of Treas. Reg. Section 1.409A-3( i)(5): (i) any Exchange Act Person (as defined in the Plan) becomes the owner, directly or indirectly, of securities of the company representing more than fifty percent (50%) of the combined voting power of the company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the company by an institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the company’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the company or (B) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur; (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; (iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the company and its Affiliates to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the company in substantially the same proportion as their ownership of the company immediately prior to such sale, lease, license or other disposition; or (iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

•
“Corporate Transaction” means the occurrence of either of the following events: (i) the sale of all or substantially all of the assets of the company; or (ii) a merger of the company with or into another entity in which the stockholders of the company immediately prior to the closing of the transaction own less than a majority of the ownership interest of the company immediately following such closing; provided, however, for purposes of determining whether the stockholders of the company prior to the occurrence of a transaction described above own less than fifty percent (50%) of the voting securities of the relevant entity afterwards, only the lesser of the voting power held by a person either before or after the transaction shall be counted in determining that person’s ownership afterwards..

•
“Cause” means the occurrence of any of the following (and only the following): (i) conviction of the participant of any felony involving fraud or act of dishonesty against iPass or its affiliates; (ii) conduct by the participant which, based upon good faith and reasonable factual investigation and determination of the Board of Directors, demonstrates gross unfitness to serve; or (iii) intentional, material violation by the participant of any contractual, statutory, or fiduciary duty of the participant to iPass or its affiliates;

•
“Constructive Termination” means a resignation of employment by a participant no later than twelve (12) months after an action or event which constitutes “Good Reason” is undertaken by iPass or occurs; and

•
“Good Reason” means mean either of the following actions or events: (i) iPass requires that the participant relocate to a worksite that is more than sixty (60) miles from its principal executive office; or (ii) iPass materially reduces the participant’s base salary below its then-existing gross rate; provided however that, to qualify as “Good Reason,” the participant must submit to iPass a written notice, within ninety (90) days after the occurrence of either of the actions or events described in (i) and (ii) above, describing the applicable actions or events, and provide iPass with at least thirty (30) days from its receipt of the participant’s written notice in which to cure such actions or events prior to termination of the participant’s employment, and provided further that, the participant’s employment must terminate no later than twelve (12) months after the applicable actions or events described in (i) and (ii) above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Summary of Benefits—Named Executive Officers
The following table describes the potential payments and benefits for each of our named executive officers under their employment agreements and the Plan, upon employment termination without cause or resignation as a result of a constructive termination reason and if a general release of all claims against us is signed, as if employment had terminated as of December 31, 2017:

Name	Compensation and Benefits	Termination Without Cause or Constructive Termination; Within 18 Months of Corporate Transaction		Termination Without Cause or Constructive Termination; Not Within 18 Months of Corporate Transaction
Gary Griffiths	Base Salary	$260,000	(1)	$260,000	(2)
	Bonus	$325,000		$325,000
	COBRA Payments	$46,991	(4)	$46,991	(4)
	Accounting and Tax Expense	$15,000	(7)	$—
	Accelerated Vesting	$—	(8)	$—	(8)
	Total	$646,991		$631,991

Patricia Hume	Base Salary	$260,000	(1)	$130,000	(2)
	Bonus	$325,000	(3)	$81,250	(3)
	COBRA Payments	$40,454	(5)	$20,227	(6)
	Accelerated Vesting	$—	(8)	$—
	Total	$625,454		$231,477

Darin Vickery	Base Salary	$260,000	(1)	$130,000	(2)
	Bonus	$100,000	(3)	$25,000	(3)
	COBRA Payments	$62,925	(5)	$31,463	(6)
	Accelerated Vesting	$—	(8)	$—
	Total	$422,925		$186,463

(1)	Assumes that the executive officer would receive the cash severance of his/her base salary equal to twelve (12) months.

(2)
Assumes Mr. Griffiths would receive the cash severance of his base salary equal to twelve (12) months and Ms. Hume and Mr. Vickery would receive the cash severance of their base salary equal to six (6) months.

(3)
Assumes that the executive officer received an overall performance rating equivalent to or greater than “meets expectations” in the most recent performance evaluation cycle preceding termination of the executive officer’s employment.

(4)	Assumes the executive officer would receive the full COBRA reimbursement at iPass’ expense for eighteen (18) months.

(5)	Assumes that the executive officer would receive the full COBRA reimbursement at iPass’ expense for twenty-four (24) months.

(6)	Assumes that the executive officer would receive the full COBRA reimbursement at iPass’ expense for twelve (12) months.

(7)	Assumes the executive officer would receive the full reimbursement for amounts incurred for personal accounting and tax services in connection with a corporate transaction.

(8)
With respect to stock options, calculated as the difference between the closing sales price per share on December 31, 2017, and the exercise price, multiplied by the number of shares subject to the accelerated vesting. As of December 31, 2017, the equity awards for the executives are underwater and have no dollar value.

See the table above entitled “Outstanding Equity Awards at December 31, 2017” for total equity awards held by our named executive officers as of December 31, 2017.

COMPENSATION OF DIRECTORS
The following table shows for the fiscal year ended December 31, 2017, certain information with respect to the compensation of all our non-employee directors:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Total ($)
Michael J. Tedesco	$58,000	$14,000	$21,810	$93,810
Michael M. Chang	$54,000	$14,000	$21,810	$89,810
David E. Panos	$53,000	$14,000	$21,810	$88,810
Damien Park	$49,000	$14,000	$21,810	$84,810
Justin Spencer	$58,000	$14,000	$21,810	$93,810

(1)
This column reflects annual director and chairman of the Board of Directors retainer fees, annual committee and committee chairman retainer fees, Board of Directors’ meeting fees, and committee meeting fees.

(2)
The dollar amount in this column represents the aggregate grant date fair value computed in accordance with FASB Accounting Standard Codification (“ASC”) Topic 718 – Stock Compensation for stock awards granted in 2017. Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements for the fiscal year ended December 31, 2017, included in our Annual Report on Form 10-K.

(3)	At December 31, 2017, the following directors held stock options and unvested shares of restricted stock as follows:

Name	Number of Shares Underlying Options	Number of Shares of Restricted Stock
Mr. Tedesco	120,000	10,000
Mr. Chang	120,000	13,333
Mr. Panos	120,000	13,333
Mr. Park	120,000	13,333
Mr. Spencer	90,000	16,666

The table below sets forth the options and stock awards that were issued in 2017 to our non-employee directors.

Name	Grant Date	Number of Shares of Stock (#)(1)	Number of Shares Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Mr. Tedesco	6/13/2017	5,000			$7,000
	6/13/2017	5,000			$7,000
	6/13/2017		15,000	$1.40	$10,905
	6/13/2017		15,000	$1.40	$10,905
Mr. Chang	6/13/2017	5,000			$7,000
	6/13/2017	5,000			$7,000
	6/13/2017		15,000	$1.40	$10,905
	6/13/2017		15,000	$1.40	$10,905
Mr. Panos	6/13/2017	5,000			$7,000
	6/13/2017	5,000			$7,000
	6/13/2017		15,000	$1.40	$10,905
	6/13/2017		15,000	$1.40	$10,905
Mr. Park	6/13/2017	5,000			$7,000
	6/13/2017	5,000			$7,000
	6/13/2017		15,000	$1.40	$10,905
	6/13/2017		15,000	$1.40	$10,905
Mr. Spencer	6/13/2017	5,000			$7,000
	6/13/2017	5,000			$7,000
	6/13/2017		15,000	$1.40	$10,905
	6/13/2017		15,000	$1.40	$10,905

(1)	Shares vest upon the earlier of one year from the date of grant or the date of the 2018 annual meeting of stockholders.

(2)
These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes pricing model for the grants of options. Assumptions used in the calculation of these amounts are included in Note 10 of our audited financial statements for the fiscal year ended December 31, 2017, included in our Annual Report on Form 10-K.

The members of our Board of Directors who are not employees of iPass are reimbursed for travel, lodging and other reasonable expenses incurred in attending Board of Directors’ or committee meetings. The table below sets forth the cash compensation arrangements for our non-employee directors for services as a non-employee director:

Annual cash retainer	$20,000
Chairman of the Board annual retainer	$20,000
Committee annual retainer	$5,000
Audit committee chairman annual retainer	$10,000
Compensation committee chairman annual retainer	$5,000
Corporate Governance and Nominating committee chairman annual retainer	$5,000
Per meeting board meeting fees	$1,000
Per meeting committee meeting fees	$1,000
Under the terms of the iPass Inc. 2003 Non-Employee Directors Plan, as amended, or the Directors Plan, we grant stock options and restricted stock to our non-employee directors as follows:

•	grants of stock options of 30,000 shares for initial grants, and 15,000 shares for annual grants, and

•	restricted stock awards of 10,000 shares for initial grants and 5,000 shares for annual grants.
Options granted under the Directors Plan vest as follows: (a) with respect to options that are awarded pursuant to initial grants, the 30,000 shares will vest with respect to 10,000 shares on the first anniversary of the date of grant, and thereafter in equal monthly installments over 24 months, and (b) with respect to options that are awarded pursuant to annual grants, the 15,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date of grant. Options granted under the Directors Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows iPass to repurchase unvested shares if the participant’s service terminates before vesting. All outstanding options under the Directors Plan are early exercisable.
Shares of stock acquired under a restricted stock award are subject to forfeiture in favor of iPass in accordance with the following vesting schedule: (a) with respect to restricted stock awards that are awarded pursuant to initial grants, one third of the 10,000 shares will vest on each of the first, second and third anniversaries of the date of grant, and (b) with respect to restricted stock awards that are awarded pursuant to annual grants, the 5,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant.
In addition to the grants listed above (pursuant to the Directors Plan), at each annual meeting, we will make additional annual grants, from our 2003 Equity Incentive Plan, of stock options and restricted stock to our non-employee directors as follows:

•	grant of a stock option of 15,000 shares, and

•	restricted stock award of 5,000 shares.
The options will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date of grant. Shares of stock acquired under a restricted stock award are subject to forfeiture in favor of iPass in accordance with the following vesting schedule: such shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant.

COMPENSATION COMMITTEE REPORT1
The Compensation Committee of the Board of Directors of iPass Inc. has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and, based upon the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement (and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2017).
COMPENSATION COMMITTEE:
Michael Chang, Chairman
Damien Park
Justin R. Spencer

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of iPass under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

RISK ASSOCIATED WITH COMPENSATION PLANS
In 2017, the Compensation Committee determined that our compensation policies and practices for our employees are not reasonably likely to cause employees to take risks that would have a material adverse effect on the company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As previously noted, our compensation committee consists of Messrs. Chang, Park, and Spencer.
There are no members of our compensation committee who were officers or employees of iPass during fiscal year 2017, or who were formerly officers of iPass or had any relationship otherwise requiring disclosure hereunder. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or compensation committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions in 2017 and there are no currently proposed transactions to which we have been or will be a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, former or current executive officers, any nominee for director, or any of their immediate family members or persons sharing their households, or, to our knowledge holders of more than 5% of our capital stock and their immediate family members or persons sharing their households, had or will have a direct or indirect material interest, except for the following: We employ Ryan Griffiths, son of our CEO, Gary Griffiths. In January 2017, Ryan Griffiths was promoted to the position of Territory Manager I, which carries with it an increase in compensation. His compensation package for 2017 was $130,000, which includes a base salary and variable compensation based on established commission targets.
Policies and Procedures for Review of Related Person Transactions
Pursuant to the charter of our Audit Committee, unless previously approved by another independent committee of our Board of Directors, our Audit Committee reviews and, if determined appropriate, approves all related person transactions. It is management’s responsibility to bring related person transactions to the attention of the members of the Audit Committee.
Our Code of Conduct and Ethics provides that our employees, which for the purposes of the Code of Conduct and Ethics, includes our officers and directors, should avoid conflicts of interest that occur when their personal interests may interfere in any way with the performance of their duties or the best interests of iPass. Our Code of Conduct and Ethics also addresses specific types of related person transactions and how they should be addressed. All of our employees, including our officers and directors, are expected and required to adhere to the Code of Conduct and Ethics. If an officer or director has any questions regarding whether a potential transaction would be in violation of the Code of Conduct and Ethics, they are required to bring this to the attention of our Compliance Officer or General Counsel. If the potential transaction is a related person transaction, it would be recognized as such and brought to the Audit Committee for pre-approval.
Further, each of our officers and directors is knowledgeable regarding the requirements of obtaining approval of related person transactions and is responsible for identifying any related-person transaction involving such officer or director or his or her affiliates and immediate family members and seeking approval from our Audit Committee before he or she or, with respect to immediate family members, any of their affiliates, may engage in the transaction.
Our Audit Committee will take into account all relevant factors when determining whether to approve or disapprove of any related person transaction. Furthermore, all related party transactions were properly reviewed and pre-approved in accordance with the Audit Committee Charter and applicable Nasdaq Rules.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are iPass Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to iPass Inc., attention Corporate Secretary, 3800 Bridge Parkway, Redwood Shores, California 94065 or contact Investor Relations at 650-232-4100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, iPass will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents were delivered.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/S/ Gary A. Griffiths

Gary A. Griffiths
President and Chief Executive Officer
April 30, 2018

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017, is available without charge upon written request to: Corporate Secretary, iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065. Alternatively, our Form 10-K is also available free of charge on our website at www.ipass.com.

Directions to the Annual Meeting:

From San Francisco, take Hwy 101 South and take exit 412 toward Ralston Avenue.  Turn left on to Ralston Avenue and continue onto Marine Parkway.  Drive 1.5 miles to Shell Parkway.  Turn left at Shell Parkway, continue onto Bridge Parkway, and iPass will be on your left at 3800 Bridge Parkway.

From San Jose, take Hwy 101 North and take exit 412 toward Ralston Avenue/Marine Parkway.  Turn right onto Marine Parkway and drive 1.4 miles to Shell Parkway.  Turn left at Shell Parkway, continue onto Bridge Parkway, and iPass will be on your left at 3800 Bridge Parkway.

PRELIMINARY COPY

*IPASS INC.*
*3800 BRIDGE PARKWAY*
*REDWOOD CITY, CA 94065-117*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/12/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/12/2018. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees**

01 Michael J. Tedesco    02 Gary A. Griffiths    03 David E. Panos    04 Justin R. Spencer

**The Board of Directors recommends you vote FOR proposals 2, 3 and 4.**

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

0000379228_1 R1.0.1.17

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

**IPASS INC.**
**Annual Meeting of Shareholders**
**June 13, 2018**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Gary A. Griffiths and Darin R. Vickery, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to vote all of the shares of stock of iPass Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of iPass Inc. to be held at the corporate headquarters of iPass, located at 3800 Bridge Parkway, Redwood Shores, California 94065, on Wednesday, June 13, 2018, at 9:00 a.m. (local time), and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, on the matters specified on the reverse and in accordance with the instructions given on the reverse, with discretionary authority as to any other business that may properly come before the meeting.

**Continued and to be signed on reverse side**

0000379228_2 R1.0.1.17